Sustainable Development Acquisition I Corp. 8-K

Exhibit 99.1

Sustainable Development Acquisition I Corp. Invites Shareholders to Attend Virtual-Only 2022 Annual Meeting of Shareholders on December 28.

December 14, 2022 - Sustainable Development Acquisition I Corp. (NASDAQ: SDAC) (the “Company”) announces that its shareholders and the general public are invited to access its virtual-only 2022 Annual Meeting of Shareholders at 3:00 p.m. EDT on Wednesday, December 28, 2022. We have designed the virtual Annual Meeting to ensure that our shareholders who attend the virtual-only Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. The record date for determination of shareholders entitled to vote at the meeting is December 12, 2022.

Beginning today, shareholders can find additional information on accessing and registering for the virtual meeting at https://www.cstproxy.com/sustainabledevelopment/2022. On the day of the Annual Meeting, shareholders may begin logging into the virtual meeting platform at 2:45 pm EDT using the following instructions:

-	Go to https://www.cstproxy.com/sustainabledevelopment/2022, enter full name, email address and control number (if applicable) and press enter.

-	If you have a control number, you will have full access to the website and be allowed to vote and ask questions. If you do not have a control number, access will be limited and you will only be allowed to ask questions.

Shareholders will also have the option to listen to the Annual Meeting by telephone by calling:

•       Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•       Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Guests may participate in a listen-only mode. No control number is required.

Only shareholders who log into the meeting using a control number will have the ability to vote and ask questions during the live meeting. Shareholders not entitled to vote who log in to the meeting with their name and email address will have the ability to only ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

The sole proposal subject to vote at the Annual Meeting is the nomination and election of five (5) directors to the Board, to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified. In accordance with Section 4.3(a)(iii) of the Certificate of Incorporation of the Company, only the holders of the Company’s Class B Common Stock shall have the right to vote at the annual meeting to elect such directors.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2021, and any of the Company’s other applicable filings with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Company

Sustainable Development Acquisition I Corp., a public benefit corporation and Pending B Corporation, is a special-purpose acquisition company created to acquire a successful business that is addressing the global challenges identified by the United Nations Sustainable Development Goals. SDAC was formed as a partnership between RRG Global Partners Fund, a private fund affiliated with Renewable Resources Group, a certified B Corp, and Sustainable Investors Fund, a private fund affiliated with Capricorn Investment Group, a certified B Corp.

Contact:

Media Contact:

Arón Villarreal

Info@WaterFoodEnergySpac.com

(323) 329 8221

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